                                                                       EXHIBIT 5


                       [Drinker Biddle & Reath Letterhead]



                                                                  March 25, 1999


Delphi Automotive Systems Corporation
5725 Delphi Drive
Troy, Michigan 48098

                    Re:    Delphi Automotive Systems Corporation
                           Registration Statement on Form S-3

                           (Registration No. 333-73285)



Ladies and Gentlemen:


         We have acted as counsel to Delphi Automotive Systems Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the Company's Registration Statement (Registration No. 333-73285) (the "Registration Statement") on Form S-3 and the prospectus included therein (the "Prospectus"), relating to the proposed issuance of debt securities of the Company (the "Securities") pursuant to the Indenture (the "Indenture") to be entered into by the Company and The First National Bank of Chicago, as trustee (the "Trustee") in amounts, at prices and on terms to be determined at the time of offering.


         All terms used herein have the meanings assigned to them in the Registration Statement unless otherwise defined herein.

         In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records and other agreements, documents and instruments, and of such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

         In all cases, we have assumed the legal capacity of each natural person signing the Registration Statement and any other documents and instruments that we have examined, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Company.

         As to questions of fact material to this opinion, we have relied upon the accuracy of the certificates and other comparable documents of officers and representatives of the Company, upon statements made to us in discussions with the Company's management and upon

Delphi Automotive Systems Corporation

March 25, 1999

Page 2

certificates of public officials. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

         Based on the foregoing, and subject to the qualifications, limitations and assumptions stated herein, in our opinion:

         Assuming that the Indenture is duly executed and delivered by the Company and duly authorized, executed and delivered by the Trustee, when (i) the terms of the Securities and their issue and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or agreement or instrument then binding on the Company and (ii) the Securities have been duly executed and authenticated in accordance with the terms of the Indenture and issued and sold as contemplated by each of the Registration Statement, the Prospectus, any prospectus supplement relating to such Securities and the Indenture, such Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect affecting the rights of creditors generally and by general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding at law or in equity.

         Furthermore, we advise you that:

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Opinions" in the Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under
Section 7 of the Act or the Rules and Regulations of the Commission thereunder.



                                Very truly yours,

                                /s/ Drinker Biddle & Reath LLP

                                DRINKER BIDDLE & REATH LLP